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                                                                    EXHIBIT 3.9



                                  REGULATIONS

                                       OF

                                SCI FINANCE LLC


                    These REGULATIONS of SCI Finance LLC (as amended from time to time, these "Regulations") dated as of October 17, 1994 are (a) adopted by the Manager (as defined below) and (b) executed and agreed to by the Common Interestholders (as defined below). The Company has been organized as a Texas limited liability company by the filing of the Articles (as defined below) under and pursuant to the Act (as defined below) and the issuance of the Certificate of Organization of the Company by the Secretary of State of the State of Texas.

(1) In these Regulations the following terms shall, where not inconsistent with the context, have the following meanings:

            "Act" means the Texas Limited Liability Company Act and any successor statute, as amended from time to time;

            "Articles" means the Articles of Organization of the Company, as amended from time to time;

            "Common Interests" means common membership interests in the Company as set forth in and authorized by the Articles and issued pursuant to these Regulations including Regulation 9;

            "Common Interestholder" means a holder of a Common Interest;

            "Company" means SCI Finance LLC, a Texas limited liability company;

            "Former Member" means a person who was a Common Interestholder but who has ceased to be a Member by virtue of Regulation 13;

            "Interest" means any Common Interest or any Preferred Interest;

            "Interestholder" means a holder of a Common Interest or a Preferred Interest;

            "Manager" means Service Corporation International, a company incorporated under the laws of the state of





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            Texas and having an office at 1929 Allen Parkway, Houston, Texas
            77219 ("Service Corporation");

            "Member" means the person, partnership or other entity registered in the Register of Members as the holder of an Interest;

            "Notice" means written notice unless otherwise specifically stated;

            "Preferred Interests" means preferred membership interest in the Company as set forth in and authorized by the Articles and issued pursuant to Regulation 9;

            "Preferred Interestholder" means the holder of a Preferred Interest;

            "Register of Members" means the Register of Members kept in accordance with Regulation 12; and

            "Transfer" means with respect to any Common Interests, the transfer, sale, assignment, mortgage, creation or permission to subsist of any pledge, lien, charge or encumbrance over, grant of any option, interest or other rights in, or other disposition of any such Interests, any part thereof or any interest therein, whether by agreement, operation of law or otherwise.

(2) Wherever the context requires, references to the plural shall be deemed to include the singular and any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

(3) Expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of words in a visible form.

(4) Unless the context otherwise requires, words or expressions contained in these Regulations and not defined herein shall bear the same meaning as in the Act.

                                   INTERESTS.

(5) Subject to the provisions of the Articles and these Regulations, the Manager shall have sole and absolute discretion with respect to the authorized but unissued Interests and may offer, allot, grant options with respect to, or otherwise dispose of such Interests to such persons at such times and for such consideration and





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            upon such terms and conditions as the Manager may determine consistent with these Regulations and the Articles.

(6) The initial Member of the Company is the person executing these Regulations, as of the date hereof, as Member, which is admitted to the Company as a Member contemporaneously with the execution by such person of these Regulations. Such Member is a Common Interestholder. The name and address of every person being the holder of registered Interests, their class or series and the date when they became or ceased to be a Member shall be entered in the Register of Members.

(7) Subject to the terms of any series of Preferred Interests issued pursuant to Regulation 9, every person whose name is entered as a Member in the Register of Members being the holder of registered Interests, may request, and the Company shall issue thereto, a certificate specifying the Interest or Interests held and the par value thereof, provided that in respect of a registered Interest, or Interests, held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for an Interest to one of several joint holders shall be sufficient delivery to all. Except as required by law, no person shall be recognized by the Company as holding any Interest in trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Interest, or any interest in any fractional part of an Interest, or (except as otherwise provided by these Regulations, the Articles or as required by law or court order) any other rights in respect of any Interest except an absolute right to the entirety thereof in the registered holder.

(8) If a certificate is worn out or lost, it may be renewed on production of the worn out certificate, or on satisfactory proof of its loss together with such in indemnity as the Manager may require.


                    INTERESTS AND RIGHTS OF INTERESTHOLDERS.

(9) Subject to the provisions of the Articles and these Regulations, the Manager may from time to time issue (i) additional Common Interests and (ii) Preferred Interests with such preferred, deferred or other special rights or





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            such restrictions, whether in regard to interim distributions, voting, return of capital or otherwise as the Manager may from time to time determine and set forth in an amendment to these Regulations. Except as otherwise specifically set forth in these Regulations, interim distributions and all items of income, gain, loss, deduction or credit distributable or allocable to the Common Interestholders as a class shall be distributed or allocated to the Common Interestholders in proportion to the number of Common Interests held by each, and all adjustments to the capital accounts of the Common Interestholders as a group for reasons other than the allocation of income, gain, loss, deduction or credit by the Company or distributions by the Company or contributions to the Company shall be made to the capital account of each Common Interestholder based on such Common Interestholder's proportionate share of all Common Interests outstanding at the time of such adjustment.

(10) Subject to and in accordance with the provisions of the Act, redeemable Interests may be issued on such terms as the Manager before the issue of the Interests may determine. The Manager may but is not obliged to require the passing of a resolution to make such alterations to these Regulations as may be necessary to specify the terms on which and the manner in which such Interests shall be redeemed and the rights and restrictions attaching thereto.

(10a) Subject to and in accordance with the provisions of the Act and these Regulations, the Company may purchase Preferred Interests from time to time outstanding.

(11) The rights conferred upon Preferred Interestholders of any series shall not, unless otherwise expressly provided by the terms of such series, be deemed to be varied by the creation or issue of any further series of Preferred Interests or any other Interests of the Company ranking pari passu with or junior to the Preferred Interests with regard to participation in the profits or assets of the Company. No Interestholder shall have any preemptive right to purchase or subscribe for any Interests.


                            REGISTRATION OF MEMBERS.

(12) The Company shall keep in one or more books a Register of its Members and shall enter therein the following:





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            (a)     the name and address of each Member, the number and types
                    of Interests held by such Member and the amount paid or agreed to be considered to be paid on such Interests;

            (b) the date on which each person was entered in the Register of Members; and

            (c)     the date on which any person ceased to be a Member.

               CESSATION OF MEMBERSHIP OF COMMON INTERESTHOLDERS.

(13) A Common Interestholder ceases to be a Member of the Company upon the happening of any one or more of the following events:

            (a) the resignation, withdrawal, expulsion, termination, cessation or dissolution of such Common Interestholder;

            (b) if such Common Interestholder pursuant to or within the meaning of any Bankruptcy Law (as defined below): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case;
                    (iii) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

            (c) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against such Common Interestholder in an involuntary case; (ii) appoints a Custodian of such Common Interestholder or for all or substantially all of its property; or (iii) orders the liquidation of such Common Interestholder, in each case if the order or decree remains unstayed and in effect for 60 days; or

            (d) if such Common Interestholder takes any action that, in the absence of Regulation 14, would result in a Transfer (as defined below) of such interest.

                    The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
                    The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.





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                         TRANSFER OF COMMON INTERESTS.

(14) The Transfer of any Common Interests in the Company is prohibited absolutely. Any Transfer of any Common Interests in the Company shall be void and shall not be effective to transfer to any transferee thereof any rights conferred on a Member including but not limited to rights to receive Notice of or attend meetings of the Company, to vote on any matter, to receive interim distributions, or to receive a share of the net assets of the Company upon its dissolution and winding-up.

(15) Regulation 14 shall not affect the transferability of any Preferred Interest issued pursuant to the provisions of Regulation 9.

                                   MEETINGS.

(16) Subject to any class voting rights of outstanding Preferred Interests, neither the Common Interestholders nor the Preferred Interestholders shall have the right to call or convene a meeting, to remove a Manager or to vote on any new Manager. The Manager may convene a meeting of the Common Interestholders for the purpose of considering and, subject to any class voting rights of outstanding Preferred Interests, passing a resolution to:

            (a)     alter the Articles;

            (b)     require the Company to be dissolved and wound up; or

            (c) subject to the limitations in Regulation 46, cause any merger, consolidation, share or interest exchange, or other transaction authorized by or subject to the provisions of Part Ten of the Act.

(16a) Subject to any class voting rights of outstanding Preferred Interests, neither Common Interestholders nor Preferred Interestholders shall have any rights to vote on, approve or consent to:

            (a) the issuance of any additional Interests subsequent to the issuance of Interests to the initial Members of the Company; or

            (b)     any amendment or other modification of these Regulations.





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(17)        Subject to the terms of any series of Preferred Interest, not less than 30 nor more than 60 days' Notice of a meeting shall be given to each of the Members entitled to vote at such meeting and mailed to each member entitled to vote at his or her address as registered in the Register of Members by first-class mail, postage prepaid, and such Notice shall be deemed delivered when deposited in the mail. Such Notice shall state the time and place and describe any resolution proposed for adoption and other business to be conducted at such meeting. Notice of any meeting may be waived if it is so agreed by all the Members entitled to attend and vote thereat.

                            PROCEEDINGS AT MEETINGS.

(18)        (a)     Except as provided pursuant to the terms of any series of
                    Preferred Interests, the Manager shall preside at any meeting of Interestholders of the Company.

            (b) Except as provided pursuant to the terms of any series of Preferred Interests, at any meeting of Interestholders of the Company one or more Members entitled to vote, present in person or by proxy and representing in number in excess of 50% of the outstanding Interests entitled to vote thereat, shall form a quorum for the transaction of business; if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the following day at the same time or at such other time as the Manager may determine.

            (c) The Manager may, with the consent of at least 50% in number of Interests of the Members entitled to vote at any meeting at which a quorum is present (and shall if directed by such members), adjourn the meeting from time to time and from place to place. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting; except for a meeting adjourned for which a future time or place was not set, when Notice of the adjourned meeting shall be given as in the case of an original meeting.





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(19)        (a)     Subject to any class voting rights of any series of
                    Preferred Interests, at any meeting of the Company each Member entitled to vote shall be entitled to one vote for each Interest held by it and such vote may be given in person or by proxy.

            (b) Subject to these Regulations and any class voting rights of any series of Preferred Interests, at any meeting of the Company any question proposed for the consideration of the Members entitled to vote thereon shall be decided on a simple majority in number of Interests of the quorum of Members entitled to vote thereon and such majority shall be ascertained in accordance with the provisions of these Regulations. Notwithstanding Article 2.23.D of the Act, the actions permitted to be taken under Regulation 16 by vote of the Common Interestholders will require only the vote specified above and not a majority of all Members.

            (c) Except for any meeting of the Company at which Preferred Interestholders are entitled to vote, a declaration by the Manager that a question proposed for consideration at any meeting of the Company has, on a show of hands, been carried, or carried unanimously or by a particular majority or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such question.

(20) When a vote is taken by ballot, each member entitled to vote thereon shall be furnished with a ballot paper with which to vote in such manner as shall be determined at the meeting at which the vote is taken; and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter. At the conclusion of the ballot, the ballot paper shall be examined by the Manager, and the result of the ballot shall be declared by the Manager.

                                    MINUTES.

(21) The Manager shall cause minutes to be duly entered in the Company's books of all resolutions and proceedings of each meeting of the Company and of each amendment to these Regulations, provided that any minutes of such meeting, if signed by the Manager, shall be sufficient





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            evidence of the proceedings without any further proof of the facts there instated.

                                WRITTEN CONSENT.

(22) Any act required or permitted to be taken at any meeting of any Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by the Members (acting for themselves or through a proxy) entitled to vote if a meeting were held, having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all such Members entitled to vote on the action were present and voted.

                                    MANAGER.

(23) There shall be no directors of the Company. There shall be one Manager of the Company. The Manager shall be the holder of the Common Interests. The business of the Company shall be managed and conducted by the Manager, who shall have the following powers and duties, subject to the rights of any series of Preferred Interests:

            (a)     to pay commissions on the sale and allotment of Interests;

            (b)     to call meetings;

            (c) to amend these Regulations, including without limitation to establish the rights, preferences, privileges, limitations and restrictions of any Preferred Interests as contemplated by Regulation 9;

            (d) to issue and allot Interests subsequent to the initial Interests without any approval of any Members and no Member, in its capacity as such, shall have the right to cause the issuance of any Interests;

            (e) to pay all expenses incurred in forming and registering the Company;

            (f)     to manage and supervise the affairs of the Company;

            (g) to allocate and distribute assets and make interim distributions with respect to the Interests;





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            (h)     to set aside any amount which shall in the discretion of
                    the Manager be required as a reserve or reserves;

            (i) to redeem or repurchase on behalf of the Company Interests which may be redeemed or repurchased on behalf of the Company;

            (j) to appoint officers, attorneys and agents on behalf of the Company;

            (k) to act as liquidator or appoint a liquidator if the Company is dissolved pursuant to Regulation 42;

            (l) to execute all documents on behalf of and in the name of the Company;

            (m) to institute, bring, prosecute and defend proceedings in the name of the Company; and

            (n) to perform such other duties and to exercise such powers as are not by Regulation 16 required to be performed or exercised by the Common Interestholders;

            provided that any trustee appointed by any Preferred
            Interestholders pursuant to the rights conferred on them by the terms of any series of Preferred Interests may perform such acts and exercise such powers as such trustee is authorized to do under the terms of such series of the Preferred Interests.

(24) A Manager of the Company may hold other office or place of profit with the Company and may be paid such extra remuneration therefor whether by way of salary, commission, participation of profits or otherwise.

(25) The Company will indemnify any officer, director, employee or other agent of the Manager, in such agent's capacity as such, to the fullest extent permitted by the Act; provided that no amendment to or repeal of this Regulation shall adversely affect any right existing at the time of the amendment or repeal of this Regulation. The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as Manager, or an officer, director, employee or other agent of the Company, or who is or was serving at the request of the Company as a manager, director, officer, employee or other agent of any other entity, against any expense, liability or loss, whether or not





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            the Company would have the power to indemnify such person against such expense, liability or loss under this Regulation 25.

(26) A Manager may be party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested and shall not by reason of occupying the office of Manager be accountable to the Company for any benefit which it derives from any such office or from any such transaction or arrangement, and no such transaction or arrangement shall be avoidable on the grounds of such interest or benefit, if such contract or arrangement is fair as to the Company as of the time it is authorized, approved or ratified by the Manager.

(27) The Company will be treated as a partnership for federal income tax purposes, and the Manager will serve as the "Tax Matters Partner" as that term is defined in the Internal Revenue Code of 1986, as amended (the "Code"). The Company shall maintain a capital account for each Member in accordance with Section 704(b) of the Code and the Treasury regulations thereunder. A person that purchases a Member's Interests shall succeed to the capital account of such Member, or to such portion of the capital account of such Member that is attributable to the purchased Interests.

(28) Service Corporation will at all times retain Common Interests representing, in its judgment and subject to the preferential right of Preferred Interestholders to dividends and liquidation distributions, more than 20% of the total value (measured by Interestholders' equity determined pursuant to generally accepted accounting principles) of the Company and more than 20% of all interests in the capital, income, gain, loss, deduction and credit of the Company.

(29) The Manager shall not be entitled to any salary or other compensation for its services as Manager of the Company, but may be paid for all traveling, hotel and other expenses in connection with attendance at any meeting of the Company or otherwise in connection with the discharge of the Manager's duties.

                                   OFFICERS.

(30) The Manager will be entitled to appoint any person as an officer or other agent of the Company, which person may also be an officer or agent of the Manager, to take such





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            action or perform such rights or duties of the Manager as the
            Manager may specify.

(31) The Manager will appoint such officers of the Company as required pursuant to the rights of Preferred Interestholders under the terms of any series of Preferred Interests issued by the Company.

                                   CUSTODIAN.

(32) The Manager may appoint a custodian or trustee for the safekeeping of all moneys, assets and securities of the Company with such powers and duties in respect thereof as may be specified in such appointment.

                             INTERIM DISTRIBUTIONS.

(33) The Manager may declare interim distributions to be paid to the Members, in accordance with the terms of their Interests, out of the surplus or profits, including unrealized profits, of the Company.

(34) The Manager may from time to time before declaring interim distributions set aside out of the surplus or profits of the Company such sums as it deems proper as a reserve fund to be used to meet contingencies or for any other special purpose.

(35) To the extent that there is surplus or profits available for interim distributions in any accounting period, preferential interim distributions (including preferential interim distributions which may have fallen in arrears) shall be paid to the Preferred Interestholders in accordance with the terms of each series of Preferred Interests.

(36) The surplus or profits of the Company which the Manager shall from time to time declare to be distributable in respect of any accounting period shall be applied first in payment to the Preferred Interestholders of preferential interim distributions payable on the Preferred Interests.

(37) For the purpose of determining the amount of surplus or profit available for distribution, all expenses of the Company shall be allocated to, and reduce the amounts distributable to, Common Interestholders. To the extent that such surplus or profits are available for distribution to Members of the Company, the portion of such amounts distributable to Preferred Interestholders shall





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            be determined without regard to any expenses of the Company.

                       ACCOUNTS AND FINANCIAL STATEMENTS.

(38) The Manager shall cause true accounts to be kept of all transactions of the Company in such manner as to show the assets and liabilities of the Company.

(39) The financial year end of the Company shall be determined by the Manager and failing such determination, the financial year end shall be December 31 of each year.

(40) Each Interestholder has such rights as are provided under Article 2.22.D of the Act.

(41) The Manager may appoint an independent accountant to audit the books and records of the Company and the Manager may remove or replace such accountant in the Manager's sole and absolute discretion. The duties and remuneration of any such independent accountant shall be fixed by the Manager or in such manner as the Manager may determine. After the end of each fiscal year, the Manager shall, as promptly as possible and in any event within 90 days of the close of the fiscal year, cause to be prepared and transmitted to each Member federal income tax form K-1 or any other forms which the Manager believes are necessary or advisable.

                      MERGER, DISSOLUTION AND WINDING-UP.

(42) The Company shall be considered to have commenced voluntary winding-up and dissolution automatically and without the requirement of any other act:

            (a) when the period fixed for the duration of the Company expires; or

            (b) if the Common Interestholders of the Company unanimously pass a resolution requiring the Company to be wound up and dissolved; or

            (c) upon the happening of any one or more of the following events:

                    (i)      any event specified in Regulation 13(a), (b) or
                             (c) with respect to Service Corporation;

                   (ii) the Transfer by a Common Interestholder of any Common Interest;





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                   (iii)     any event which would cause a Common
                             Interestholder to cease to remain a Common
                             Interestholder pursuant to Regulation 13; or

                    (iv) the redemption, repurchase or cancellation of all Common Interests held by all Common Interestholders.

(43) On dissolution and winding-up of the Company, the balance of the assets available for distribution and not subject to any special rights or restrictions attaching to any class of Interests, including any series of Preferred Interests, shall be applied in paying to the Former Members who were Members immediately preceding the commencement of dissolution and winding-up of the Company the amounts paid up on the Interests held by them and the surplus shall belong to such Former Members according to the respective number of Interests held by them.

(44) As between the Common Interestholders and the Preferred Interestholders, the expenses incurred in the establishment and maintenance of the Company, in conducting the Company's business and in the dissolution or winding-up of the Company shall not be deducted in determining what assets are available for distribution to Preferred Interestholders.

(45) No Member may withdraw from the Company. No Member may exercise any rights under Article 6.01.B of the Act except upon the unanimous consent of the Common Interestholders (or those persons who were Common Interestholders immediately prior to an event of dissolution). Notwithstanding the foregoing, this Regulation 45 shall not affect the transfer, assignment or conversion rights, if applicable, of any series of Preferred Interests.

(46) The Company may not consolidate or merge with, or convey, transfer or lease its properties and assets substantially as an entirety to, any limited liability company, corporation or other body, except as required by law or as set forth in this Regulation 46. Solely for the purpose of changing its domicile, the Company may consolidate or merge with or into a limited liability company or a limited partnership formed under the laws of any state of the United States of America without the consent of the Preferred Interestholders; provided that (i) such successor limited liability company or limited partnership expressly assumes all of





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            the obligations of the Company, (ii) the Company receives a legal opinion from a nationally recognized legal counsel that the Preferred Interestholders will not suffer any adverse tax consequences as a result of such merger or consolidation, (iii) the Manager reasonably believes (based upon advice from its financial advisors) that such merger or consolidation will not cause any Preferred Interests to be downgraded by any "nationally recognized statistical rating organization", as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(G)(2) under the Securities Act of 1933, as amended, (iv) following such merger or consolidation, neither Service Corporation nor such successor limited liability company or limited partnership will be an "investment company" for purposes of the Investment Company Act of 1940, as amended, and (v) Service Corporation expressly acknowledges the successor in such merger or consolidation as the lender under any agreement relating to the loan of the proceeds from the issuance of any Preferred Interests to SCI International Limited ("SCI Limited") and reaffirms its obligations to the holders of Preferred Interests under any related guarantees and contractual backup undertakings executed by Service Corporation for the benefit of Preferred Interestholders.

                                  LIQUIDATOR.

(47) Subject to any rights of Preferred Interestholders, when the Company is in dissolution by virtue of Regulation 42, the Manager shall serve as liquidator unless and until the majority of the former Common Interestholders who were Members immediately preceding the commencement of dissolution and winding-up by majority vote to appoint a liquidator to replace the Manager.

                                  LIQUIDATION.

(48) Upon a Liquidation (as defined below) of the Company, the proceeds of such Liquidation shall be distributed in the ratios of the positive capital account balances of the Members, and upon Liquidation of any Member's Interest in the Company the proceeds of such Liquidation shall be distributed in accordance with the positive capital account balance of such Member, in each case as determined after taking into account all capital account adjustments for the Company's taxable year during which such Liquidation occurs (other than those adjustments made pursuant to this sentence), by the end of such taxable year (or, if later, within 90 days after the





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            date of such Liquidation), except that in the case of a Liquidation of the Company the proceeds of such Liquidation shall not be required to be distributed by the end of such taxable year (or, if later, within 90 days after the date of such Liquidation) to the extent such proceeds constitute (i) reserves reasonably required to provide for liabilities (contingent or otherwise) of the Company or
            (ii) installment obligations owed to the Company, so long as such withheld amounts are distributed as soon as practicable and in the ratios of the Members' positive capital account balances. For purposes of this Regulation 48, "Liquidation" means (i) when used with reference to the Company, the earlier of (a) the date upon which the Company is terminated under Section 708(b)(1) of the Code or (b) the date upon which the Company ceases to be a going concern, and (ii) when used with reference to any Member, the earlier of (a) the date upon which there is a liquidation of the Company or (b) the date upon which such Member's entire interest in the Company is terminated other than by transfer, assignment or other disposition to a person other than the Company.

(49) In connection with any termination of the Company under Section 708(b)(1) of the Code and after all related adjustments to the capital accounts of the Members, all property deemed distributed to the Members by the Company shall be distributed or deemed distributed to the Members by the Company in accordance with Regulation 48, and in addition to any adjustments to the capital accounts of the Members otherwise required, the following rules for adjustment shall apply:

            (a) The capital account of each Member who receives or is deemed to receive a distributive share of property (other than cash) from the Company shall be reduced by the fair market value of such property (net of such Member's share of liabilities securing such share of property that such Member is considered to assume, or take subject to, under Section 752 of the Code) at the time of the actual or deemed distribution by the Company (without taking into account
                   Section 7701(g) of the Code); and

            (b) The capital account of each Member who is deemed to contribute such property back to the Company (as newly constituted for federal income tax purposes) shall be increased by the fair market value of such share of property (net of such Member's share of liabilities securing such share of property that the





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



                   Company is considered to assume, or take subject to, under
                   Section 752 of the Code (without taking into account Section 7701(g) of the Code)) at the time of the deemed contribution to the Company.

                                    NOTICES.

(50) Unless otherwise herein or by law expressly provided, a Notice may be served by the Company on any Member either personally or by telex, cable or facsimile, or by sending it first-class mail, postage prepaid, in an envelope addressed to such Member, at such Member's address as registered in the Register of Members.

(51) Any Notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission, and in proving such service it shall be sufficient to prove that the Notice was properly addressed and prepaid, if posted, and the time when it was posted or transmitted by telex, cable or facsimile to or from the Company, as the case may be.

                              SEAL OF THE COMPANY.

(52) The Seal of the Company may be affixed to any instrument over the signature of the Manager or of an officer or other agent appointed by the Manager.

                           ALTERATION OF REGULATIONS.

(53) The Manager shall have the right to alter or amend these Regulations, subject to the terms of any series of outstanding Preferred Interests.

                      LIABILITY OF COMMON INTERESTHOLDERS.

(54)      (a)      No Preferred Interestholder shall be obligated personally
                   for any debt, obligation or liability of the Company solely by reason of being a Member.

          (b) Notwithstanding anything to the contrary contained herein, in the Articles or in the Act, each Common Interestholder in its capacity as such, jointly and severally, shall be and hereby agrees (i) to be fully and directly liable for all of the debts, liabilities and other obligations of the Company, including those arising under the Liability Assumption Agreement between Service Corporation and the Company, the terms and conditions of which are specifically incorporated herein by reference, and (ii) that any creditor of the Company may proceed directly against any Common Interestholder without first reducing a claim against the Company to judgment.

                     REGISTERED OFFICE AND AGENT; OFFICES.

(55) The registered office of the Company required by the Act to be maintained in the State of Texas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Articles or such other person or persons as the Manager may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Manager may designate from time to time, which need not be in the State of Texas, and the Company shall maintain records there as required by Article 2.22 of the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Texas. The Company may have such other offices as the Manager may designate from time to time.

                             FOREIGN QUALIFICATION.

(56) Prior to the Company's conducting business in any jurisdiction other than Texas, the Manager shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Manager, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Manager, each Common Interestholder Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

                           NO STATE-LAW PARTNERSHIP.

(57) The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal income tax purposes and for state income tax purposes in the case of states whose characterization of the Company follows the characterization of the Company for federal income tax purposes, and these Regulations may not be construed to suggest otherwise.

The person whose name is listed below, desires to form a Texas limited liability company pursuant to these Regulations and the Articles, and agrees to take the number of Common Interests in the Company set forth opposite its name:

                                                                Common Interests
                                                                ----------------
SERVICE CORPORATION INTERNATIONAL,
   a Texas corporation


By:     /s/ James M. Shelger                                           100
Name:   James M. Shelger
Title:  Senior Vice President,
          General Counsel and
          Secretary


                 IN WITNESS WHEREOF, the Manager adopts these Regulations as of the date first written above.

                                         SERVICE CORPORATION INTERNATIONAL,
                                           as Manager


                                         By:     /s/ James M. Shelger
                                         Name:   James M. Shelger
                                         Title:  Senior Vice President,
                                                   General Counsel and
                                                   Secretary





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